Exhibit 99.1

Contact:	Dave Farmer
508-293-7206
dave.farmer@emc.com

EMC REPORTS RECORD REVENUE AND

58% PROFIT GROWTH

Third-Quarter Highlights

•	All-time record consolidated revenue up 20% year over year

•	Balanced, double-digit year-over-year revenue growth across U.S. and International geographies

•	GAAP net income up 58% year over year

•	Record third-quarter non-GAAP net income up 35% year over year

•	Strong year-over-year increase in gross and operating margins

HOPKINTON, Mass. – October 19, 2010 – EMC Corporation (NYSE:EMC) today reported record financial results for the company’s third fiscal quarter of 2010. Strong execution and continued healthy customer demand for the company’s storage, data protection, virtualization, and security products and services contributed to EMC achieving all-time record consolidated revenue and record third-quarter non-GAAP net income.

For the third quarter, consolidated revenue was $4.21 billion, an increase of 20% compared with the year-ago quarter; GAAP net income attributable to EMC increased 58% year over year to $472.5 million; and GAAP diluted earnings per share were $0.22, up 57% year over year. Non-GAAP1 net income attributable to EMC for the third quarter was $649.4 million, an increase of 35% compared with the year-ago quarter, and non-GAAP1 earnings per diluted share were $0.30, an increase of 30% year over year.

During the quarter, EMC expanded gross and operating margins substantially on a year-over-year basis. The company achieved all-time record year-to-date operating cash flow and free cash flow of $3.0 billion and $2.2 billion, which grew 31% and 22%, respectively, compared with the year-ago period. The company completed the quarter with $10.5 billion in cash and investments.

Joe Tucci, EMC’s Chairman and Chief Executive Officer, said, “Customers are embracing EMC in increasing numbers as a trusted partner for their cloud computing build-outs. To lead this transformational IT wave, EMC remains focused on – and is taking share in – markets that are growing considerably faster than IT as a whole. With our compelling technology and services portfolio, partner ecosystem, and strong product roadmap, we remain confident that we’ll continue to produce double-digit growth rates over the long term.”

David Goulden, EMC’s Executive Vice President and Chief Financial Officer, said, “For the third consecutive quarter EMC achieved our ‘triple play’ – we gained market share, invested aggressively to capitalize on the shift to cloud computing, and increased profitability. Cloud computing is driving a fundamental change in the way IT is designed and managed, represents a massive opportunity, and is happening now in various phases across the globe. Our strategy and business model remain strong, and our investments continue to pay off. Moving forward, EMC has never been better positioned to deliver our ‘triple play’ results over the long term.”

Third-Quarter Highlights

Third-quarter highlights included strong customer demand and double-digit revenue growth for the company’s market-leading high-end EMC Symmetrix storage product portfolio, which increased 23% compared with the year-ago quarter, and EMC’s mid-tier storage product portfolio2, which grew revenue 22% year over year. Revenue from EMC’s RSA information security business grew 22% year over year, and VMware (NYSE: VMW), which is majority-owned by EMC, increased revenue 46% compared with the year-ago quarter. Additional third-quarter highlights included strong customer demand for EMC’s backup and recovery solutions as part of the company’s fast-growing Backup and Recovery Systems Division, and a number of significant new customer wins with EMC’s Information Intelligence solutions. Also in the third quarter, EMC completed its acquisition of data warehousing and business analytics pioneer Greenplum, forming the foundation of the company’s new Data Computing Products Division. The new division is focused on helping customers rapidly deploy and generate disruptive competitive advantage from “big data” clouds and self-service analytics.

EMC consolidated third-quarter revenue from the United States reached $2.3 billion, an increase of 21% year over year, representing 54% of consolidated third-quarter revenue. Revenue from EMC’s business operations outside of the United States reached $1.9 billion, an increase of 19% year over year, representing 46% of consolidated third-quarter revenue. Within this, revenue increased 14%, 28% and 23% year over year, respectively, in EMC’s Europe, Middle East and Africa; Asia Pacific and Japan; and Latin America regions.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements regarding 2010 financial results set forth in prior EMC news releases.

All dollar amounts and percentages set forth below should be considered to be approximations.

•

For 2010, EMC expects consolidated revenues of $16.9 billion, $0.91 in consolidated GAAP diluted earnings per share, and $1.25 in consolidated non-GAAP diluted earnings per share, which excludes the impact of restructuring and acquisition-related charges, stock-based compensation expense, and intangible asset amortization.

•

For 2010, consolidated restructuring and acquisition-related charges, stock-based compensation expense, and intangible asset amortization are expected to be $0.02, $0.23 and $0.09 per diluted share, respectively.

•

GAAP operating income is expected to be 15% to 16% of revenues for 2010, and non-GAAP operating income is expected to be 21% to 22% of revenues for 2010. Excluded from non-GAAP operating income are restructuring and acquisition-related charges, stock-based compensation expense, and intangible asset amortization, which account for less than 1%, 4% and less than 2% of revenues, respectively.

•

The consolidated GAAP income tax rate is expected to be 20% for 2010. Excluding the impact of restructuring and acquisition-related charges, stock-based compensation expense, and intangible asset amortization, which collectively impact the tax rate by 2%, the consolidated non-GAAP income tax rate is expected to be 22% for 2010. The expected annual GAAP and non-GAAP income tax rates assume that the U.S. research and development tax credit will be re-enacted in 2010 which is expected to favorably impact both the GAAP and non-GAAP income tax expense by $45 million to $50 million. The R&D credit is expected to favorably impact the GAAP tax rate by 2% and the non-GAAP tax rate by 1%.

•	Total non-operating expense, which includes investment income, interest expense, and other expense, is expected to be $80 million in 2010.

•	The total weighted average diluted outstanding shares for 2010 are expected to be 2.14 billion.

•	EMC expects to repurchase up to $1.0 billion of the company’s common stock in 2010.

Supporting Resources

•	EMC will host its third-quarter 2010 earnings conference call today at 8:30 a.m. ET, which will be available on EMC’s web site at http://www.emc.com/about/investor-relations/index.htm

•	Additional information regarding EMC’s financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/about/investor-relations/index.htm

•	Visit http://ir.vmware.com for more information about VMware’s third-quarter financial results.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

# # #

¹ Items excluded from the non-GAAP results are restructuring and acquisition-related charges, stock-based compensation expense and intangible asset amortization for the third quarters of 2010 and 2009. In addition, for the third quarter of 2009, gains on Data Domain and SpringSource common stock were also excluded. See attached schedules for reconciliation of GAAP to non-GAAP.

2 Mid-tier platform products include hardware and software products from EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Avamar and EMC Atmos.

EMC, Atmos, Avamar, Celerra, Centera, CLARiiON, Data Domain, RSA and Symmetrix are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; and (xiv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC’s website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization and amounts relating to gains on Data Domain and SpringSource common stock) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenues:
Product sales	$2,675,925	$2,200,581	$7,707,958	$6,174,971
Services	1,536,346	1,317,049	4,418,502	3,750,773

	4,212,271	3,517,630	12,126,460	9,925,744

Cost and expenses:
Cost of product sales	1,194,297	1,107,400	3,513,961	3,177,935
Cost of services	531,000	470,013	1,547,807	1,380,559
Research and development	483,264	422,092	1,395,922	1,203,266
Selling, general and administrative	1,343,325	1,177,775	3,888,260	3,253,752
Restructuring and acquisition-related charges	12,561	34,781	40,902	83,587

Operating income	647,824	305,569	1,739,608	826,645

Non-operating (expense) income:
Investment income	40,563	38,106	104,198	109,293
Interest expense	(44,827)	(46,227)	(132,539)	(135,928)
Other (expense) income, net	(5,823)	28,022	(12,714)	17,281

Total non-operating (expense) income	(10,087)	19,901	(41,055)	(9,354)

Income before provision for income taxes	637,737	325,470	1,698,553	817,291
Income tax provision	148,663	20,602	381,292	96,462

Net income	489,074	304,868	1,317,261	720,829
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(16,558)	(6,688)	(45,825)	(23,348)

Net income attributable to EMC Corporation	$472,516	$298,180	$1,271,436	$697,481

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.23	$0.15	$0.62	$0.35

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.22	$0.14	$0.59	$0.34

Weighted average shares, basic	2,055,876	2,027,347	2,053,026	2,015,920

Weighted average shares, diluted	2,146,753	2,065,951	2,132,948	2,038,984

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended September 30, 2010

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Acquisition- Related Charges	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted

EMC Consolidated GAAP	$4,212,271	$1,725,297	$483,264	$1,343,325	$12,561	$647,824	$(10,087)	$637,737	$148,663	$489,074	$(16,558)	$472,516	$0.230	$0.219
Restructuring and acquisition-related charges	—	—	—	—	(12,561)	12,561	—	12,561	2,222	10,339	(202)	10,137	$0.005	$0.005

EMC Consolidated Adjusted (1)	4,212,271	1,725,297	483,264	1,343,325	—	660,385	(10,087)	650,298	150,885	499,413	(16,760)	482,653	$0.235	$0.224
Stock-based compensation expense	—	(27,871)	(66,387)	(77,513)	—	171,771	406	172,177	41,525	130,652	(12,913)	117,739	$0.057	$0.055
Intangible asset amortization	—	(32,342)	(6,456)	(34,631)	—	73,429	—	73,429	22,606	50,823	(1,802)	49,021	$0.024	$0.023

EMC Consolidated Non-GAAP (2)	$4,212,271	$1,665,084	$410,421	$1,231,181	$—	$905,585	$(9,681)	$895,904	$215,016	$680,888	$(31,475)	$649,413	$0.316	$0.301

EMC Information Infrastructure GAAP	$3,500,812	$1,598,897	$309,800	$1,027,760	$11,527	$552,828	$(12,100)	$540,728	$136,450	$404,278	$—	$404,278	$0.197	$0.188
Restructuring and acquisition-related charges	—	—	—	—	(11,527)	11,527	—	11,527	2,222	9,305	—	9,305	$0.005	$0.004

EMC Information Infrastructure Adjusted (3)	3,500,812	1,598,897	309,800	1,027,760	—	564,355	(12,100)	552,255	138,672	413,583	—	413,583	$0.201	$0.193
Stock-based compensation expense	—	(18,285)	(23,474)	(51,763)	—	93,522	406	93,928	29,259	64,669	—	64,669	$0.031	$0.030
Intangible asset amortization	—	(24,182)	(5,829)	(33,498)	—	63,509	—	63,509	21,893	41,616	—	41,616	$0.020	$0.019

EMC Information Infrastructure Non-GAAP (4)	$3,500,812	$1,556,430	$280,497	$942,499	$—	$721,386	$(11,694)	$709,692	$189,824	$519,868	$—	$519,868	$0.253	$0.242

VMware standalone GAAP	$714,245	$126,562	$175,429	$318,242	$—	$94,012	$2,733	$96,745	$12,145	$84,600	$—	$84,600	$0.041	$0.039
GAAP adjustments and eliminations	(2,786)	(162)	(1,965)	(2,677)	1,034	984	(720)	264	68	196	(16,558)	(16,362)	$(0.008)	$(0.009)

VMware within EMC GAAP (5)	711,459	126,400	173,464	315,565	1,034	94,996	2,013	97,009	12,213	84,796	(16,558)	68,238	$0.033	$0.031
Acquisition-related charges	—	—	—	—	(1,034)	1,034	—	1,034	—	1,034	(202)	832	$0.000	$0.000

VMware within EMC Adjusted (6)	711,459	126,400	173,464	315,565	—	96,030	2,013	98,043	12,213	85,830	(16,760)	69,070	$0.034	$0.031
Stock-based compensation expense	—	(9,586)	(42,913)	(25,750)	—	78,249	—	78,249	12,266	65,983	(12,913)	53,070	$0.026	$0.025
Intangible asset amortization	—	(8,160)	(627)	(1,133)	—	9,920	—	9,920	713	9,207	(1,802)	7,405	$0.004	$0.003

VMware within EMC Non-GAAP (7)	$711,459	$108,654	$129,924	$288,682	$—	$184,199	$2,013	$186,212	$25,192	$161,020	$(31,475)	$129,545	$0.063	$0.059

										Wtd. Average Share O/S			2,055,876	2,146,753

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended September 30, 2010

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results:

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Acquisition- Related Charges	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted

Non-cash interest expense on convertible debt (8)	$—	$—	$—	$—	$—	$—	$(26,559)	$(26,559)	$(9,581)	$(16,978)	$—	$(16,978)	$(0.008)	$(0.008)
Transition costs (9)	—	536	1,093	6,183	—	(7,812)	—	(7,812)	(2,238)	(5,574)	—	(5,574)	$(0.003)	$(0.003)

	$—	$536	$1,093	$6,183	$—	$(7,812)	$(26,559)	$(34,371)	$(11,819)	$(22,552)	$—	$(22,552)	$(0.011)	$(0.011)

(1)	Represents EMC Consolidated GAAP excluding restructuring and acquisition-related charges.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible asset amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring and acquisition-related charges.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible asset amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC GAAP excluding acquisition-related charges.
(7)	Represents VMware within EMC Adjusted excluding stock-based compensation expense and intangible asset amortization.
(8)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million.
(9)	Represents incremental costs incurred to transform our current cost structure to a more streamlined cost structure.

Note: schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended September 30, 2009

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Acquisition- Related Charges	Operating Income	Other Income (Expense), net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted

EMC Consolidated GAAP	$3,517,630	$1,577,413	$422,092	$1,177,775	$34,781	$305,569	$19,901	$325,470	$20,602	$304,868	$(6,688)	$298,180	$0.147	$0.144
Gain on Data Domain and SpringSource common stock	—	—	—	—	—	—	(25,822)	(25,822)	—	(25,822)	1,025	(24,797)	$(0.012)	$(0.012)
Restructuring and acquisition-related charges	—	(12,485)	—	—	(34,781)	47,266	—	47,266	14,724	32,542	(135)	32,407	$0.016	$0.016

EMC Consolidated Adjusted (1)	3,517,630	1,564,928	422,092	1,177,775	—	352,835	(5,921)	346,914	35,326	311,588	(5,798)	305,790	$0.151	$0.148
Stock-based compensation expense	—	(27,106)	(62,557)	(99,915)	—	189,578	—	189,578	47,078	142,500	(9,181)	133,319	$0.066	$0.065
Intangible asset amortization	—	(34,121)	(3,261)	(25,903)	—	63,285	—	63,285	21,651	41,634	(405)	41,229	$0.020	$0.020

EMC Consolidated Non-GAAP (2)	$3,517,630	$1,503,701	$356,274	$1,051,957	$—	$605,698	$(5,921)	$599,777	$104,055	$495,722	$(15,384)	$480,338	$0.237	$0.232

EMC Information Infrastructure GAAP	$3,028,725	$1,481,485	$289,715	$944,637	$34,008	$278,880	$14,334	$293,214	$26,897	$266,317	$—	$266,317	$0.131	$0.129
Gain on Data Domain common stock	—	—	—	—	—	—	(19,963)	(19,963)	—	(19,963)	—	(19,963)	$(0.010)	$(0.010)
Restructuring and acquistion-related charges	—	(12,485)	—	—	(34,008)	46,493	—	46,493	14,724	31,769	—	31,769	$0.016	$0.015

EMC Information Infrastructure Adjusted (3)	3,028,725	1,469,000	289,715	944,637	—	325,373	(5,629)	319,744	41,621	278,123	—	278,123	$0.137	$0.135
Stock-based compensation expense	—	(17,608)	(28,307)	(76,146)	—	122,061	—	122,061	32,023	90,038	—	90,038	$0.044	$0.044
Intangible asset amortization	—	(31,228)	(3,221)	(25,389)	—	59,838	—	59,838	20,518	39,320	—	39,320	$0.019	$0.019

EMC Information Infrastructure Non-GAAP (4)	$3,028,725	$1,420,164	$258,187	$843,102	$—	$507,272	$(5,629)	$501,643	$94,162	$407,481	$—	$407,481	$0.201	$0.197

VMware standalone GAAP	$489,751	$96,073	$133,509	$236,933	$—	$23,236	$8,638	$31,874	$(6,345)	$38,219	$—	$38,219	$0.019	$0.018
GAAP adjustments and eliminations	(846)	(145)	(1,132)	(3,795)	773	3,453	(3,071)	382	50	332	(6,688)	(6,356)	$(0.003)	$(0.003)

VMware within EMC GAAP (5)	488,905	95,928	132,377	233,138	773	26,689	5,567	32,256	(6,295)	38,551	(6,688)	31,863	$0.016	$0.015
Gain on SpringSource common stock	—	—	—	—	—	—	(5,859)	(5,859)	—	(5,859)	1,025	(4,834)	$(0.002)	$(0.002)
Acquistion-related charges	—	—	—	—	(773)	773	—	773	—	773	(135)	638	$—	$—

VMware within EMC Adjusted (6)	488,905	95,928	132,377	233,138	—	27,462	(292)	27,170	(6,295)	33,465	(5,798)	27,667	$0.014	$0.013
Stock-based compensation expense	—	(9,498)	(34,250)	(23,769)	—	67,517	—	67,517	15,055	52,462	(9,181)	43,281	$0.021	$0.021
Intangible asset amortization	—	(2,893)	(40)	(514)	—	3,447	—	3,447	1,133	2,314	(405)	1,909	$0.001	$0.001

VMware within EMC Non-GAAP (7)	$488,905	$83,537	$98,087	$208,855	$—	$98,426	$(292)	$98,134	$9,893	$88,241	$(15,384)	$72,857	$0.036	$0.035

										Wtd. Average Share O/S			2,027,347	2,065,951

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended September 30, 2009

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Acquisition- Related Charges	Operating Income	Other Income (Expense), net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
Non-cash interest expense on convertible debt (8)	$—	$—	$—	$—	$—	$—	$(27,483)	$(27,483)	$(9,153)	$(18,330)	$—	$(18,330)	$(0.009)	$(0.009)
Transition costs (9)	—	789	3,159	12,825	—	(16,773)	—	(16,773)	(4,943)	(11,830)	—	(11,830)	$(0.006)	$(0.006)

	$—	$789	$3,159	$12,825	$—	$(16,773)	$(27,483)	$(44,256)	$(14,096)	$(30,160)	$—	$(30,160)	$(0.015)	$(0.015)

(1)	Represents EMC Consolidated GAAP excluding gain on Data Domain and SpringSource common stock and restructuring and acquisition-related charges.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible asset amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding gain on Data Domain common stock and restructuring and acquisition-related charges.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible asset amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC GAAP excluding gain on SpringSource common stock and acquisition-related charges.
(7)	Represents VMware within EMC Adjusted excluding stock-based compensation expense and intangible asset amortization.
(8)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million.
(9)	Represents incremental costs incurred to transform our current cost structure to a more streamlined cost structure.

Note: schedule may not add due to rounding

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	September 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,940,592	$6,302,499
Short-term investments	1,712,410	392,839
Accounts and notes receivable, less allowance for doubtful accounts of $56,763 and $47,414	2,120,679	2,108,575
Inventories	838,622	886,289
Deferred income taxes	596,568	564,174
Other current assets	387,362	283,926

Total current assets	10,596,233	10,538,302
Long-term investments	3,860,062	2,692,323
Property, plant and equipment, net	2,430,679	2,224,346
Intangible assets, net	1,213,680	1,185,632
Goodwill	9,787,321	9,210,376
Other assets, net	1,038,933	961,024

Total assets	$28,926,908	$26,812,003

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$827,181	$899,298
Accrued expenses	2,033,790	1,944,210
Income taxes payable	46,055	41,691
Deferred revenue	2,641,559	2,262,968

Total current liabilities	5,548,585	5,148,167
Income taxes payable	253,075	235,976
Deferred revenue	1,628,473	1,373,798
Deferred income taxes	605,400	708,378
Long-term convertible debt	3,185,417	3,100,290
Other liabilities	186,122	184,920

Total liabilities	11,407,072	10,751,529

Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.01; authorized 25,000 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000,000 shares; issued 2,060,396 and 2,052,441 shares	20,604	20,524
Additional paid-in capital	3,886,415	3,875,791
Retained earnings	13,030,725	11,759,289
Accumulated other comprehensive loss, net	(120,268)	(105,722)

Total EMC Corporation’s shareholders’ equity	16,817,476	15,549,882
Non-controlling interest in VMware, Inc.	702,360	510,592

Total shareholders’ equity	17,519,836	16,060,474

Total liabilities and shareholders’ equity	$28,926,908	$26,812,003

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Nine Months Ended
	September 30, 2010	September 30, 2009
Cash flows from operating activities:
Cash received from customers	$12,733,156	$10,600,727
Cash paid to suppliers and employees	(9,567,360)	(8,098,216)
Dividends and interest received	92,834	95,024
Interest paid	(41,621)	(39,550)
Income taxes paid	(180,403)	(232,257)

Net cash provided by operating activities	3,036,606	2,325,728

Cash flows from investing activities:
Additions to property, plant and equipment	(541,866)	(277,589)
Capitalized software development costs	(272,492)	(222,432)
Purchases of short and long-term available-for-sale securities	(5,091,454)	(4,224,872)
Sales of short and long-term available-for-sale securities	2,624,509	4,880,173
Business acquisitions, net of cash acquired	(851,380)	(2,664,141)
Increase in strategic and other related investments	(5,642)	(152,667)

Net cash used in investing activities	(4,138,325)	(2,661,528)

Cash flows from financing activities:
Issuance of EMC’s common stock from the exercise of stock options	552,846	226,276
Issuance of VMware’s common stock from the exercise of stock options	355,846	166,523
EMC repurchase of EMC’s common stock	(800,267)	—
EMC purchase of VMware’s common stock	(289,587)	—
VMware repurchase of VMware’s common stock	(285,940)	—
Payments on securities lending	—	(412,321)
Excess tax benefits from stock-based compensation	210,711	25,355
Payment of long-term and short-term obligations	(3,755)	(19,836)
Proceeds from long-term and short-term obligations	1,116	1,615

Net cash used in financing activities	(259,030)	(12,388)

Effect of exchange rate changes on cash and cash equivalents	(1,158)	22,862

Net decrease in cash and cash equivalents	(1,361,907)	(325,326)
Cash and cash equivalents at beginning of period	6,302,499	5,843,685

Cash and cash equivalents at end of period	$4,940,592	$5,518,359

Reconciliation of net income to net cash provided by operating activities:

Net income	$1,317,261	$720,829
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	862,964	791,043
Non-cash interest expense on convertible debt	78,731	80,562
Non-cash restructuring and other special charges	3,114	22,138
Stock-based compensation expense	484,141	420,947
Provision for doubtful accounts	18,599	15,160
Deferred income taxes, net	(41,355)	8,101
Excess tax benefits from stock-based compensation	(210,711)	(25,355)
Gain on Data Domain and SpringSource common stock	—	(25,822)
Other	(9,192)	(13,567)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	(14,380)	455,116
Inventories	(55,862)	(61,265)
Other assets	(127,401)	(35,483)
Accounts payable	(71,839)	66,868
Accrued expenses	(38,343)	(175,982)
Income taxes payable	242,244	(143,896)
Deferred revenue	602,477	204,707
Other liabilities	(3,842)	21,627

Net cash provided by operating activities	$3,036,606	$2,325,728

EMC Corporation

Reconciliation of Cash Flow from Operations to Free Cash Flow

(in thousands)

Unaudited

	Nine Months Ended		Three Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

EMC Consolidated

Cash flow from Operations	$3,036,606	$2,325,728	$962,400	$887,649

Capital Expenditures	(541,866)	(277,589)	(240,674)	(72,077)

Capitalized Software	(272,492)	(222,432)	(86,858)	(70,658)

Free Cash Flow	$2,222,248	$1,825,707	$634,868	$744,914

EMC Corporation

Reconciliation of GAAP to Non-GAAP Tax Rate

(in thousands)

Unaudited

For the three months ended September 30, 2010

	Income Before Tax	Tax Provision	Tax Rate

EMC Consolidated GAAP	$637,737	$148,663	23%
Stock-based compensation expense	172,177	41,525	24%
Intangible asset amortization	73,429	22,606	31%
Restructuring and acquisition-related charges	12,561	2,222	18%

EMC Consolidated Non-GAAP	$895,904	$215,016	24%

EMC Corporation

Supplemental

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	FY 2009	Q1 2010	Q2 2010	Q3 2010	YTD 2010
Storage:
Product Revenue	$1,572,408	$1,632,309	$1,818,230	$2,175,104	$7,198,051	$2,017,314	$2,076,855	$2,172,875	$6,267,044
Services Revenue	790,932	842,558	880,807	947,061	3,461,358	901,781	922,067	966,414	2,790,262

Total Storage Revenue	$2,363,340	$2,474,867	$2,699,037	$3,122,165	$10,659,409	$2,919,095	$2,998,922	$3,139,289	$9,057,306

Information Intelligence Group:
Product Revenue	$58,710	$60,792	$58,209	$83,125	$260,836	$63,662	$62,329	$59,078	$185,069
Services Revenue	115,605	119,445	118,979	124,724	478,753	114,502	116,105	116,713	347,320

Total Information Intelligence Group Revenue	$174,315	$180,237	$177,188	$207,849	$739,589	$178,164	$178,434	$175,791	$532,389

Security:
Product Revenue	$80,671	$84,080	$84,080	$91,441	$340,272	$85,814	$90,876	$102,442	$279,132
Services Revenue	62,035	63,055	68,420	72,168	265,678	75,654	82,460	83,290	241,404

Total Security Revenue	$142,706	$147,135	$152,500	$163,609	$605,950	$161,468	$173,336	$185,732	$520,536

EMC Information Infrastructure:
Product Revenue	$1,711,789	$1,777,181	$1,960,519	$2,349,670	$7,799,159	$2,166,790	$2,230,060	$2,334,395	$6,731,245
Services Revenue	968,572	1,025,058	1,068,206	1,143,953	4,205,789	1,091,937	1,120,632	1,166,417	3,378,986

Total EMC Information Infrastructure Revenue	$2,680,361	$2,802,239	$3,028,725	$3,493,623	$12,004,948	$3,258,727	$3,350,692	$3,500,812	$10,110,231

VMware:
Product Revenue	$257,331	$228,089	$240,062	$303,504	$1,028,986	$311,927	$323,256	$341,530	$976,713
Services Revenue	213,070	227,024	248,843	303,039	991,976	320,038	349,549	369,929	1,039,516

Total VMware Revenue	$470,401	$455,113	$488,905	$606,543	$2,020,962	$631,965	$672,805	$711,459	$2,016,229

Consolidated Revenues:
Product Revenue	$1,969,120	$2,005,270	$2,200,581	$2,653,174	$8,828,145	$2,478,717	$2,553,316	$2,675,925	$7,707,958
Services Revenue	1,181,642	1,252,082	1,317,049	1,446,992	5,197,765	1,411,975	1,470,181	1,536,346	4,418,502

Total Consolidated Revenues	$3,150,762	$3,257,352	$3,517,630	$4,100,166	$14,025,910	$3,890,692	$4,023,497	$4,212,271	$12,126,460

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	(3.5)%	(3.7)%	(1.3)%	2.5%	(1.4)%	2.4%	0.0%	(0.6)%	0.6%

EMC Corporation

Reconciliation of Gross Margin GAAP to Non-GAAP

(in thousands)

Unaudited

	Q3 2010	Q3 2009

Gross Margin GAAP	$2,486,974	$1,940,217
Restructuring and acquisition-related charges	—	12,485
Stock-based compensation expense	27,871	27,106
Intangible asset amortization	32,342	34,121

Gross Margin Non-GAAP	$2,547,187	$2,013,929

Revenues	$4,212,271	$3,517,630
% GAAP	59.0%	55.2%
% Non-GAAP	60.5%	57.3%

EMC Corporation

Reconciliation of Operating Margin GAAP to Non-GAAP

(in thousands)

Unaudited

	Q3 2010	Q3 2009

Operating Margin GAAP	$647,824	$305,569
Restructuring and acquisition-related charges	12,561	47,266
Stock-based compensation expense	171,771	189,578
Intangible asset amortization	73,429	63,285

Operating Margin Non-GAAP	$905,585	$605,698

Revenues	$4,212,271	$3,517,630
% GAAP	15.4%	8.7%
% Non-GAAP	21.5%	17.2%

EMC Corporation

Reconciliation of EMC’s Compounded Annual Growth Rate

(in thousands)

Unaudited

	Actual 2004	Guidance 2010	Guidance CAGR

GAAP diluted earnings per share	$0.36	$0.91	17%

Restructuring and acquisition-related charges	0.01	0.02	9%
Stock-based compensation expense	0.02	0.23	55%
Intangible asset amortization	0.03	0.09	21%

Non-GAAP diluted earnings per share	$0.41	$1.25	20%

Schedule may not add due to rounding